                                EXHIBIT(11)(a)
                                --------------

                    Consent of Sutherland, Asbill & Brennan

                 [LETTERHEAD OF SUTHERLAND, ASBILL & BRENNAN]



                              September 18, 1995



Transamerica Investors, Inc.
1150 South Olive Street
Los Angeles, CA  90015

            Re:   Transamerica Investors, Inc.
                  File No. 33-90888
                  --------------------------

Ladies and Gentlemen:

             We hereby consent to the reference of our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 2 to the above-captioned registration statement on Form N-1A for Transamerica Investors, Inc. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          SUTHERLAND, ASBILL & BRENNAN



                                          By:  /s/Steven B. Boehm
                                               -----------------------
                                               Steven B. Boehm